UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Polaris Parkway	Suite 400
Westerville	Ohio	43082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	LANC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 18, 2025, Lancaster Colony Corporation, through its subsidiary Marzetti Manufacturing Company (“Buyer”), completed its previously announced acquisition (see Form 8-K filed November 18, 2024) of the sauce and dressing production facility and related real estate located at 1000 Naturally Fresh Boulevard, Atlanta, Georgia along with certain related assets from Winland Foods, Inc. (“Seller”) for a purchase price of $75,000,000 in cash, as adjusted pursuant to the Purchase and Sale Agreement, dated as of November 18, 2024, by and between Buyer and Seller. In connection with the consummation of the transaction, Buyer and Seller entered into a co-manufacturing agreement pursuant to which Buyer will manufacture certain products for Seller, which Seller will purchase from Buyer, for a period of up to twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCASTER COLONY CORPORATION
(Registrant)

Date: February 20, 2025	By:	/s/ THOMAS K. PIGOTT
Thomas K. Pigott
Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial and Accounting Officer)